Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

August 13, 2007

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2450

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to the inclusion by reference of our “Appraisal Report as of December 31, 2006 on Certain Properties owned by Dune Energy Inc.” (Our Report) in the Registration Statement on Form S-3 of Dune Energy Inc. dated on or about the date of this letter.

Very truly yours,
DeGOLYER and MacNAUGHTON